EXHIBIT 5.1


                     Parker, Poe, Adams & Bernstein L.L.P.
                              2500 Charlotte Plaza
                              Charlotte, NC 28244

                                April 20, 1998

Board of Directors
Advantica Restaurant Group, Inc.
203 East Main Street
Spartanburg, South Carolina 29319-9966

Dear Ladies and Gentlemen:

     We are acting as counsel to Advantica Restaurant Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation, filing and processing, with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), of a Registration Statement (No. 333-45811) on Form S-1 (as amended through the date hereof, the "Registration Statement") and the offer and sale of the Shares referred to below. This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K promulgated under the Act.

     The Registration Statement covers the offer and sale from time to time of 9,301,820 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") by Loomis Sayles & Company, L.P. as a selling shareholder (the "Selling Shareholder").

     In our representation of the Company, we have examined the Registration Statement, the Company's Restated Certificate of Incorporation and Bylaws, as amended to date, all actions of the Company's Board of Directors recorded in the Company's minute book, a specimen certificate evidencing the Common Stock, a certificate of good standing from the State of Delaware, and such other documents as we have considered necessary for purposes of rendering the opinions expressed below.

     Based upon the foregoing, we are of the following opinion:

   1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

   2. When sold by the Selling Shareholder in accordance with an effective Registration Statement, the Shares will be, duly authorized, validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited to the laws of the State of North Carolina, the General Corporation Law of the State of Delaware and the Act.

     We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" in related prospectuses. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.



                                        Very truly yours,


                                        PARKER, POE, ADAMS & BERNSTEIN L.L.P.